SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

NexPrise, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEXPRISE, INC.

701 Palomar Airport Road, Suite 110
Carlsbad, CA 92009

March 14, 2002

Dear Stockholder:

      The Annual Meeting of Stockholders of NexPrise, Inc. will be held on Thursday, April 18, 2002, at 10:00 a.m., Pacific Time, at the Hyatt Rickey’s Hotel, located at 4219 El Camino Real, Palo Alto, California.

      Only stockholders who owned stock at the close of business on March 1, 2002 can vote at this meeting or any adjournments that may take place. The matters proposed to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. Also enclosed is a copy of the 2001 Annual Report on Form 10-K which includes audited financial statements and certain other information.

      Your Board of Directors recommends that you vote in favor of the proposals outlined in the attached Proxy Statement.

      At the meeting, we will also report on NexPrise’s 2001 business results and other matters of interest to stockholders.

      It is important that you use this opportunity to take part in the affairs of NexPrise, Inc. by voting on the business to come before this meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. If you have shares registered directly with the Company’s transfer agent, EquiServe, you may choose to vote those shares via the Internet at NexPrise’s voting Web site http://www.eproxyvote.com/nxps or you may vote telephonically, within the U.S. and Canada only, by calling EquiServe at 1-877-PRX-VOTE, (1-877-779-8683). See “Voting Via the Internet or By Telephone” in the proxy statement for further details. Returning the proxy does not deprive you of your right to attend the meeting and vote your shares in person.

      We look forward to seeing you at the meeting.

Sincerely,

Ted Drysdale
President and Chief Executive Officer

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
PROPOSAL NUMBER ONE ELECTION OF DIRECTORS
PROPOSAL NUMBER TWO AMENDMENT TO CERTIFICATE OF INCORPORATION EFFECTING A REVERSE STOCK SPLIT
PROPOSAL NUMBER THREE RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION OF EXECUTIVE OFFICERS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
STOCK PERFORMANCE GRAPH
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
VOTING VIA THE INTERNET OR BY TELEPHONE
OTHER MATTERS

NEXPRISE, INC.

701 Palomar Airport Road, Suite 110
Carlsbad, CA 92009

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held April 18, 2002

       Please take notice that the annual meeting of the stockholders of NexPrise, Inc. (“NexPrise” or the “Company”), a Delaware corporation, will be held on Thursday, April 18, 2002 at 10:00 a.m., Pacific Time, at the Hyatt Rickey’s Hotel, located at 4219 El Camino Real, Palo Alto, California 94306, for the following purposes:

1. To elect five (5) Directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2. To consider, approve and ratify an amendment to the Company’s Certificate of Incorporation to effect a reverse split of the Company’s outstanding common stock by a ratio of between 1-for-2 to 1-for-20.

3. To consider, approve and ratify the appointment of Ernst & Young LLP as the independent auditors of NexPrise for the year ending December 31, 2002; and

4. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

      Stockholders of record at the close of business on March 1, 2002 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement of the meeting. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at the Company’s administrative offices located at 1010 Joaquin Road, Mountain View, California 94043.

      The Company requests that you vote your shares as promptly as possible. You may vote your shares in a number of ways. You may mark your votes, date, sign and return the proxy card. If you have shares registered directly with the Company’s transfer agent, EquiServe, you may choose to vote those shares via the Internet at NexPrise’s voting Web site http://www.eproxyvote.com/nxpsor you may vote telephonically, within the U.S. and Canada only, by calling EquiServe at 1-877-PRX-VOTE, (1-877-779-8683). See “Voting Via the Internet or By Telephone” in the proxy statement for further details.

By order of the Board of Directors,

Ted Drysdale
President and Chief Executive Officer

Carlsbad, California

March 14, 2002

IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

NexPrise, Inc.

701 Palomar Airport Road, Suite 110
Carlsbad, CA 92009

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of NexPrise, Inc., a Delaware corporation (“NexPrise” or the “Company”), of proxies in the enclosed form for use in voting at the annual meeting of stockholders to be held at the Hyatt Rickey’s Hotel, located at 4219 El Camino Real, Palo Alto, California 94306, on Thursday, April 18, 2002, at 10:00 a.m., Pacific Time, and any adjournment or postponement thereof.

      This Proxy Statement, the enclosed proxy card and the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, were first mailed to stockholders entitled to vote at the meeting on or about March 14, 2002.

Shares Outstanding, Voting Rights and Revocability of Proxies

      At the close of business on March 1, 2002, the “Record Date” for determination the shareholders entitled to notice of and to vote at the annual meeting, the Company had approximately 46,258,817 shares of Common Stock (“Common Stock”) outstanding, with a par value of $0.0002. Only holders of record as of the close of business on the Record Date will be entitled to vote at the meeting and any adjournment thereof.

      Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters. Shares of Common Stock may not be voted cumulatively.

      Votes cast by proxy or in person at the annual meeting will be tabulated by the Inspector of Elections (the “Inspector”) with the assistance of the Company’s transfer agent. The Inspector will also determine whether or not a quorum is present. The nominees for election as Directors at the annual meeting will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the meeting assuming the presence of a quorum. The affirmative vote of a majority of the outstanding shares of Common Stock is required to approve the amendment to the Certificate of Incorporation to effect the reverse stock split. All other matters submitted to the stockholders will require the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present, as required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote.

      A stockholder who signs and returns a proxy may revoke that proxy at any time before the annual meeting or by ballot at the meeting.

      Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of Directors, FOR the amendments to the Certificate of Incorporation effecting the reverse stock split and FOR the appointment of Ernst & Young LLP as NexPrise’s independent auditors, and as the proxy holders deem advisable on other matters that may come before the meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general requirements of Delaware law concerning voting of shares and determination of a quorum.

Solicitation

      The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the annual meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the annual meeting to beneficial owners of the Company’s Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, Directors and employees, none of whom will receive additional compensation for assisting with the solicitation. A proxy solicitor has been hired, Georgeson Shareholder, for which a fee of approximately $6,500 will be paid by the company.

PROPOSAL NUMBER ONE

ELECTION OF DIRECTORS

      At the upcoming annual meeting, the stockholders will elect five (5) Directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified. In the event any nominee is unable or unwilling to serve as a Director at the time of the annual meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board may be reduced in accordance with the bylaws of the Company. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a Director if elected. The current size of the board is six (6) Directors, however Mr. Jones will not stand for reelection at the annual meeting.

Directors and Executive Officers

      The table below sets forth the Company’s nominees for Directors.

			Director
Name	Principal Occupation with NexPrise	Age	Since

Ted Drysdale	Chairman of the Board of Directors, President and Chief Executive Officer	53	2001
David P. Perry	Vice Chairman of the Board of Directors	34	1997
John Glancy	Director	55	2001
Thomas Insley	Director	51	2002
Gary Lenz	Director	54	2002

      Ted Drysdale has served as our President, Chief Executive Officer and Chairman of the Board of Directors since November 2001. Mr. Drysdale has served on our Board of Directors since October 2001. Prior to joining NexPrise, Mr. Drysdale was President and Chief Executive Officer of privately held NexPrise, Inc., a software company, which we acquired in August 2001. From January 1979 to April 2000, Mr. Drysdale was Senior Vice President of the Visualization and CSM Group of Parametric Technology Corporation, a software company. From September 1996 to January 1999, Mr. Drysdale also served as President and Chief Executive Officer of Division, Inc., a software company, and from April 1996 to September 1998, he served as Chief Executive Officer and Co-Founder of Objectlogic, a developer of visualization and markup software.

      David P. Perry co-founded the Company in September 1997 and served as our President and Chief Executive Officer until November 2001. He has served as a director since September 1997 and as Vice Chairman of the Board of Directors since November 2001. From December 1995 to April 1997, he co-founded and served in various positions, including Chief Executive Officer, of Virogen, Inc., a biotechnology company. Mr. Perry has also held various positions at Exxon Corporation, including Refinery Operations Supervisor from January 1994 to May 1995, financial analyst from March 1993 to January 1994, project manager from September 1992 to March 1993 and engineer from September 1990 to March 1992. Mr. Perry holds an M.B.A. from Harvard University and a B.S. in chemical engineering from the University of Tulsa.

      John Glancy has been a member of our Board of Directors since November 2001. Mr. Glancy is also a member of the Board of Directors of Science Applications International Corporation (SAIC) and head of SAIC’s International Committee. SAIC is a research and engineering firm that provides information technology, systems, integration, and e-business products and services to commercial and government customers. From February 1994 to February 2000, Mr. Glancy was Corporate Executive Vice President at SAIC. Mr. Glancy also serves on the boards of directors of Coorstek and two private companies.

      Thomas Insley has been a member of our Board of Directors since February 2002. Mr. Insley retired in October 2001 as a partner with PricewaterhouseCoopers LLP, where he worked for over 29 years. He worked most recently as office managing partner and audit site leader of the San Diego office, where he oversaw all operations and managed a number of audit client engagements.

      Gary Lenz has been a member of our Board of Directors since January 2002. Mr. Lenz has also served as a member of the Office of the Chairman of Peregrine Systems, Inc., a global software company, since July 2000. From June 1983 until June 2000, Mr. Lenz held various positions at Arthur Andersen LLP and most recently served as managing partner of its worldwide real estate and hospitality industry practice. Mr. Lenz also serves as an advisory board member for Supply Solutions, Inc.

Board Meetings and Committees

      The Board of Directors held eighteen meetings during the fiscal year ended December 31, 2001. The Board of Directors has an Audit Committee and a Compensation Committee. During the last fiscal year, no director attended fewer than 75% of the total number of meetings of the Board and all of the committees of the Board on which such director served that were held during that period.

      The Audit Committee consisted of Directors L. John Wilkerson, Brook Byers and Charles Burke until February 2001, when Mr. Burke resigned. Mr. Burke was replaced on the Audit Committee by Jan Leschly in February 2001. Mr. Wilkerson, Mr. Leschly and Mr. Byers resigned from the Board of Directors and from the Audit Committee in November 2001 and were replaced on the Audit Committee by John Glancy and Thomas Jones in November 2001 and Gary Lenz, who was appointed to the Board of Directors and to the Audit Committee in January 2002. The Audit Committee held 4 meetings during the last fiscal year. The Audit Committee is responsible for the appointment of the independent auditors of the Company, reviewing all recommendations of the Company’s independent auditors, reviewing the adequacy of the Company’s internal accounting controls and reviewing the scope of the audit and fees for services rendered.

      All members of the Audit Committee are “independent” in accordance with the National Association of Securities Dealers, Inc. (“NASD”) Rules 4310(c)(26)(B)(i) and 4200(a)(15) that are currently applicable to NexPrise. The Board of Directors has adopted a charter for the Audit Committee, a copy of which is attached to this proxy statement as Appendix I. The information contained in this paragraph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the company specifically incorporates it by reference in such filing.

      For additional information concerning the Audit Committee, see “Report of the Audit Committee” and Appendix I.

      The Compensation Committee consisted of Directors Jonathan Callaghan, Brook Byers and Chares Burke until February 2001, when Mr. Burke resigned. Mr. Callaghan and Mr. Byers resigned from the Board of Directors in October 2001 and November 2001, respectively, and were replaced on the Compensation Committee by John Glancy and Thomas Jones in November 2001 and Gary Lenz, who was appointed to the Board of Directors and Compensation Committee in January 2002. The Compensation Committee, which held 2 meetings during the last fiscal year, establishes and administers the Company’s polices regarding executive salaries, cash incentives and long-term equity incentives. The Compensation Committee also administers the Company’s 1998 Stock Plan, 1999 Directors’ Stock Plan and 1999 Employee Stock Purchase Plan.

Compensation of Directors

      Employee Directors currently receive no cash fees for services provided in their capacity as Directors. Non-employee directors are paid $1,500 for each Board meeting that they attend. In addition, all Directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board. The Company’s 1999 Directors’ Stock Plan, as amended, (the “Directors Plan”) provides that each person who becomes a non-employee Director of the Company will be granted a non-statutory stock option to purchase 25,000 shares of Common Stock on the date on which the optionee first becomes a non-employee Director of the Company. Thereafter, on the date of each annual meeting of the Company’s stockholders at which such Director is elected, each such non-employee Director is granted an additional option to purchase 25,000 shares of Common Stock, if, on such date, he or she shall have served on the Company’s Board of Directors for at least six (6) months. All options granted to the Directors are exercisable at 100% of the fair market value of the Company’s Common Stock on the date of the grant.

Vote Required and Board of Directors’ Recommendations

      If a quorum is present and voting at the annual meeting of stockholders, the Directors receiving the highest number of votes will be elected. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.

      The Board of Directors unanimously recommends a vote “FOR” the Directors listed above. All proxies solicited by the Board of Directors will be voted “FOR” the proposal unless stockholders specify in their proxies a contrary choice.

PROPOSAL NUMBER TWO

AMENDMENT TO CERTIFICATE OF INCORPORATION

EFFECTING A REVERSE STOCK SPLIT

      Our Board of Directors has proposed amending and restating Article IV of our certificate of incorporation to effect a reverse stock split (the “Reverse Split”) of the Company’s Common Stock, whereby the Company would issue one new share of Common Stock (the “New Common Stock”) in exchange for not less than two nor more than twenty shares of outstanding Common Stock (the “Old Common Stock”). The exact ratio will be determined by the Company based on prevailing market conditions at the time the reverse split is effected. NexPrise stockholders are being asked to approve a separate amendment to the certificate of incorporation corresponding to each of the possible reverse split ratios between two and twenty, with the Board having the authority to give its final approval to only one of such amendments. The text of the proposed amendment to our amended and restated certificate of incorporation is attached to this proxy statement as Appendix II.

Purpose of the Reverse Stock Split

      The primary purpose of the reverse stock split is to facilitate continued listing of our Common Stock on the Nasdaq National Market. Under the rules of the Nasdaq National Market, listed companies must maintain a minimum bid price of $1.00. As of February 13, 2002 our Common Stock had not maintained a minimum closing bid price of $1.00 or more for 30 consecutive trading days. Unless the closing bid price of our Common Stock achieves a minimum bid price of at least $1.00 for a minimum of 10 consecutive trading days within 90 calendar days of February 13, 2002 (by May 15, 2002), Nasdaq may delist our stock for failure to comply with its listing qualifications.

      If the market price for our Common Stock remains below $1.00 per share and we are no longer listed on the Nasdaq National Market, our Common Stock may be deemed to be penny stock. If our Common Stock is considered penny stock, it would be subject to rules that impose additional sales practices on broker-dealers who sell our securities. For example, broker-dealers must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. Also, a disclosure schedule must be prepared before any transaction involving a penny stock, and disclosure is required about (1) sales commissions payable to both the broker-dealer and the registered representative and (2) current quotations for the securities. Monthly statements are also required to be sent disclosing recent price information for the penny stock. Because of these additional obligations, some brokers will not effect transactions in penny stocks. This could have an adverse effect on the liquidity of our Common Stock.

      The Board of Directors believes that the reverse stock split is likely to result in the bid price of our common stock increasing over the $1.00 minimum bid price requirement, thereby permitting the continued listing of our Common Stock on the Nasdaq National Market. However, there can be no assurance that the market price of Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the reverse stock split or that the market price of our Common Stock will remain above $1.00 after the split.

Effectiveness of the Reverse Stock Split

      If this Proposal is approved by stockholders, the reverse stock split would become effective at such time as we file the amendment to our certificate of incorporation with the Secretary of State of Delaware. Even if the reverse stock split is approved by stockholders, our Board of Directors has discretion not to carry out the reverse stock split if it determines that the split is not necessary to avoid the delisting of our Common Stock from the Nasdaq National Market, based on market prices at the time, or it determines that the split will not be beneficial for any other reason. Upon the filing of the amendment, all of the Old Common Stock will be converted into New Common Stock as set forth in the amendment.

Certificates and Fractional Shares

      As soon as practicable after the effective date, we will request all stockholders to return their stock certificates representing shares of Old Common Stock outstanding on the effective date in exchange for certificates representing the number of whole shares of New Common Stock into which the shares of Old Common Stock have been converted as a result of the reverse stock split. Each stockholder will receive a letter of transmittal from our transfer agent containing instructions on how to exchange certificates. STOCKHOLDERS SHOULD NOT SUBMIT THEIR OLD CERTIFICATES TO THE AGENT UNTIL THEY RECEIVE THESE INSTRUCTIONS. In order to receive new certificates, stockholders must surrender their old certificates in accordance with the transfer agent’s instructions, together with the properly executed and completed letter of transmittal.

      Beginning with the effective date, each old certificate, until surrendered and exchanged as described above, will be deemed for all purposes to evidence ownership of the number of whole shares of New Common Stock into which the shares evidenced by the old certificates have been converted.

      No fractional shares will be issued. In lieu of any fractional shares, each holder of Old Common Stock who would otherwise have been entitled to a fraction of a share of New Common Stock upon surrender of the holder’s certificates will be entitled to receive a cash payment, without interest, determined by multiplying (i) the fractional interest to which the holder would otherwise be entitled, after taking into account all shares of Old Common Stock then held of record by the holder, and (ii) the average last sale price of shares of Old Common Stock for the 20 trading days immediately before the effective date or, if no such sale takes place on such days, the average of the closing bid and asked prices for such days, in each case as officially reported on the Nasdaq National Market.

Effects on the Reverse Stock Split

      The principal effect on the reverse stock split will be to decrease the number of shares of Common Stock outstanding from approximately 46,253,817 million shares to between approximately 2,312,690 million shares at the minimum and 23,126,908 million shares at the maximum. In addition, the Board will take appropriate action to adjust proportionately the number of shares of Common Stock issuable upon exercise of outstanding options, and to adjust the related exercise prices, to reflect the reverse stock split. As a result, following the effective date, the number of shares of Common Stock issuable upon the exercise of outstanding options will be reduced from approximately 6,872,596 shares to between approximately 343,629 shares at the minimum and 3,436,298 shares at the maximum. Additionally, under the terms of the outstanding convertible promissory notes, the reverse stock split shall cause an increase in the conversion price and a decrease in the number of shares of Common Stock issuable upon exercise by an amount proportional to the combination of shares effected by the reverse stock split.

      The reduction in the number of outstanding shares is expected to increase the bid price of the Common Stock, although there can be no assurance that the price will increase in inverse proportion to the ratio of the reverse stock split ratio. The trading price of our Common Stock depends on many factors beyond our control.

      The liquidity of our Common Stock may be adversely affected by the reduced number of shares outstanding after the reverse stock split. In addition, the split will increase the number of stockholders who own odd-lots. An odd-lot is fewer than 100 shares. Stockholders who hold odd-lots may experience an increase in the cost of selling their shares and may have greater difficulty in making sales.

      The shares of New Common Stock will be fully paid and non-assessable. The amendment will not change the terms of our Common Stock. The shares of New Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized. Because no fractional shares of New Common Stock will be issued, any stockholder who owns, at a maximum, fewer than twenty shares of Old Common Stock may cease to be a stockholder of the Company on the effective date. Each stockholder’s percentage ownership of the New Common Stock will not be altered except for the effect of eliminating fractional shares.

      Because the authorized Common Stock will not be reduced, the overall effect will be an increase in authorized but unissued shares of Common Stock as a result of the reverse stock split. These shares may be issued by the Board of Directors in its discretion. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of Common Stock.

      While the Board of Directors believes it advisable to authorize and approve the reverse stock split for the reasons set forth above, the Board is aware that the increase in the number of authorized but unissued shares of Common Stock may have a potential anti-takeover effect. The Company’s ability to issue additional shares could be used to thwart persons, or otherwise dilute the stock ownership of stockholders seeking to control the Company. The reverse stock split is not being recommended by the Board as part of an anti-takeover strategy.

Certain Federal Income Tax Consequences

      The following description of certain federal income tax consequences is based on the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (for example, non-resident aliens, broker-dealers or insurance companies) or any aspects of state, local or foreign tax laws. Stockholders are urged to consult their own tax advisors to determine the particular tax consequences to them of the reverse stock split.

      We have been advised that because the reverse stock split is not part of a plan to increase periodically a stockholder’s proportionate interest in the assets or earnings and profits of the Company, the reverse stock split should not result in the recognition by stockholders of any gain or loss for federal income tax purposes (except to the extent of the cash received in lieu of fractional shares). The holding period for each shares of New Common Stock received by a stockholder will include the stockholder’s holding period for its shares of Old Common Stock with respect to which the shares of New Common Stock are issued, provided that the shares of Old Common Stock were held as capital assets. The adjusted tax basis of each share of New Common Stock received by a stockholder (including the fractional share for which cash is received) will be the same as the adjusted tax basis of the shares of Old Common Stock with respect to which the share of New Common Stock is issued. A stockholder who receives cash in lieu of a fractional share of New Common Stock generally will recognize taxable gain or loss equal to the difference, if any, between the amount of cash received and the portion of the stockholder’s aggregate adjusted tax basis in the shares of Old Common Stock allocated to the fractional share. If the shares of Old Common Stock allocated to the fractional shares were held by the stockholder as capital assets, the gain or loss resulting from the payment of cash in lieu of the issuance of a fractional share will be taxed as capital gain or loss.

Vote Required and Board of Directors’ Recommendation

      The affirmative vote of a majority of the shares of outstanding Common Stock is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal.

      Stockholders have no right under Delaware law or our certificate of incorporation or bylaws to exercise dissenters’ rights of appraisal with respect to the reverse stock split.

      The Board of Directors recommends a vote “FOR” approval of the amendment effecting the reverse stock split. All proxies solicited by the Board of Directors will be voted “FOR” the proposal unless stockholders specify in their proxies a contrary choice.

PROPOSAL NUMBER THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC AUDITORS

      The Board has approved the appointment of Ernst & Young LLP (“Ernst & Young”) as our independent auditors for fiscal year 2002 subject to your approval and to audit the consolidated financial statements of the Company for the fiscal year ending 2002. Ernst & Young has served as our independent auditors since 1998. A representative of Ernst & Young is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

      Fees billed for the fiscal year 2001 annual audit were $193,000 and all other fees billed were $455,000, including audit related services of $415,000 and nonaudit services of $40,000. Audit related services generally include fees for business acquisitions, accounting consultations and SEC registration statements.

      The Audit Committee has determined that the provision of non-audit services by Ernst & Young is compatible with maintaining its independence with the Company.

Vote Required and Board of Directors’ Recommendations

      The affirmative vote of a majority of the votes cast at the annual meeting of stockholders, at which a quorum representing a majority of all outstanding shares of NexPrise Common Stock is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal.

      The Board of Directors recommends a vote “FOR” the appointment of Ernst & Young as NexPrise’s independent accountants for the fiscal year ending December 31, 2002. All proxies solicited by the Board of Directors will be voted “FOR” the proposal unless stockholders specify in their proxies a contrary choice.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information, as of December 31, 2001, with respect to the beneficial ownership of NexPrise common stock by:

•	the Chief Executive Officer, two other executive officers of NexPrise acting in executive officer capacity at December 31, 2001 whose salary and bonus for the year ended December 31, 2001 exceeded $100,000 and two additional individuals who were among the four most highly compensated executive officers of NexPrise for the year ended December 31, 2001 and whose salary and bonus exceeded $100,000 but who were not acting in such capacity at December 31, 2001, the “Named Executive Officers;”

•	each director and director nominee of NexPrise;

•	each person known by NexPrise to be the beneficial owner of more than 5% of our common stock, and

•	all executive officers and directors of NexPrise as a group.

      Except as otherwise indicated, the address of each beneficial owner is c/o NexPrise, Inc., 701 Palomar Airport Road, Suite 110, Carlsbad, California 92009.

      Except as indicated in the footnotes to the table, NexPrise believes that the persons named in the table have sole voting and dispositive power with respect to all shares of common shown as beneficially owned by them, subject to community property laws, where applicable. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of December 31, 2001 upon the exercise of options and these shares are considered outstanding for purposes of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Percentages are based on 46,243,229 shares of common stock outstanding on December 31, 2001.

	Shares Owned

	Number of
Name and Address of Beneficial Owners	Shares	Percentage

Named Executive Officers
Ted Drysdale	0	*
David Zechnich(1)	202,206	*
David Perry(2)	1,944,603	4.2%
James G. Stewart	0	*
Robin A. Abrams	12,500	*
Other Directors and Director Nominees
John Glancy(3)	25,000	*
Thomas Jones(4)	65,000	*
Thomas Insley(5)	25,000	*
Gary Lenz(6)	25,000	*
Other 5% Stockholders
Entities affiliated with CMG@Ventures(7)	3,199,728	6.9%
c/o CMGI, Inc. 100 Brickstone Square Andover, MA 01801
All executive officers and directors as a group (10 Persons)(8)	3,523,846	7.4%

*	Less than 1%

(1)	Includes: options to purchase 202,206 shares currently exercisable or exercisable within 60 days of December 31, 2001.

(2)	Includes: (i) 1,719,854 shares held by Mr. Perry; and (ii) 6,000 shares held by the 1999 David P. Perry Irrevocable Trust (iii) 218,749 shares currently exercisable or exercisable within 60 days of December 31, 2001.

(3)	Includes: options to purchase 25,000 shares currently exercisable or exercisable within 60 days of December 31, 2001.

(4)	Includes: options to purchase 65,000 shares currently exercisable or exercisable within 60 days of December 31, 2001.

(5)	Includes: options to purchase 25,000 shares currently exercisable or exercisable within 60 days of December 31, 2001.

(6)	Includes: options to purchase 25,000 shares currently exercisable or exercisable within 60 days of December 31, 2001.

(7)	Includes: (i) 21,814 shares held by CMG@Ventures, Inc. and (ii) 3,177,914 shares held by CMG@Ventures Capital Corp.

(8)	Includes: options to purchase 797,934 shares currently exercisable or exercisable within 60 days of December 31, 2001, and 354,189 shares subject to a right of repurchase in favor of the company, which right gradually lapses over time.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

      The following table shows the compensation earned by the Chief Executive Officer, two other executive officers of NexPrise acting in executive officer capacity at December 31, 2001 whose salary and bonus for the year ended December 31, 2001 exceeded $100,000 and two additional individuals who were among the four most highly compensated executive officers of NexPrise for the year ended December 31, 2001 and whose salary and bonus exceeded $100,000 but who were not acting in such capacity at December 31, 2001, for the years ended December 31, 2001, 2000 and 1999.

						Long Term
						Compensation
						Awards

		Annual Compensation				Number of
						Securities
					Other Annual	Underlying		All Other
Name and Principal Position	Year	Salary(1)	Bonus(1)		Compensation(2)	Options		Compensation(3)

Ted Drysdale(4)	2001	$100,480	25,000	(9)	—	3,324,217		—
President, Chief Executive Officer
David Zechnich(5)	2001	193,166	17,355	(9)	—	976,000		—
Chief Financial Officer
David Perry(6)	2001	180,000	11,250	(9)	—	1,754,000		—
Vice Chairman	2000	180,000	—		—	500,000		—
	1999	172,551	—		—	—		—
Former Officers
James G. Stewart(7)	2001	118,172	212,500		14,098	—		307,410
Chief Financial	2000	200,000	99,615		104,723	120,000	(10)	—
Officer	1999	153,851	37,500		—	225,000	(10)	—
Robin A. Abrams(8)	2001	84,807	200,000		—	—		358,521
Chief Operating	2000	296,778	62,249		—	120,000	(10)	—
Officer	1999	152,118	90,000		—	250,000	(10)	—

(1)	Unless otherwise footnoted, amounts shown are on a full year basis, and include cash and noncash compensation earned by executive officers.

(2)	Includes gross-up payments in the amount of $14,098 made by the Company to Mr. Stewart during fiscal year 2001. Includes taxable benefits which are comprised of car/air travel/rent allowances for expenses incurred by Mr. Stewart and reimbursed by the Company during fiscal year 2000.

(3)	Represents (i) severance payments and accrued vacation in fiscal year 2001 paid to Mr. Stewart and Ms. Abrams of $297,825 and $358,521, respectively, and (ii) term life insurance premiums paid by the Company in fiscal year 2001 in the amount of $9,585 on behalf of Mr. Stewart.

(4)	Mr. Drysdale joined the Company in August 2001 and became Chief Executive Officer in November 2001. Mr. Drysdale’s annualized salary is $250,000. See “Employment Agreements, Change of Control Agreements and Similar Compensation Contracts.”

(5)	Mr. Zechnich joined the Company in March 2001. Mr. Zechnich has announced that he will be leaving the Company effective February 28, 2002. Mr. Zechnich’s annualized salary is $260,000. See “Employment Agreements, Change of Control Agreements and Similar Compensation Contracts.”

(6)	Mr. Perry resigned from his position as President and Chief Executive Officer of the Company effective November 2001. See “Employment Agreements, Change of Control Agreements and Similar Compensation Contracts.”

(7)	Mr. Stewart resigned as Chief Financial Officer effective March 31, 2001. Mr. Stewart’s annualized salary in 2001 was $275,000. See “Employment Agreements, Change of Control Agreements and Similar Compensation Contracts.”

(8)	Ms. Abrams resigned as Chief Operating Officer effective March 31, 2001. Ms. Abrams’ annualized salary in 2001 was $315,000. See “Employment Agreements, Change of Control Agreements and Similar Compensation Contracts.”

(9)	Includes amounts earned in the indicated year and paid in the subsequent year.

(10)	These options were forfeited when the officers who received them resigned.

      The following table provides certain information with respect to stock options granted to the Named Executive Officers in the last fiscal year.

Option Grants in Fiscal Year Ended December 31, 2001

					Potential Realizable Value at
					Assumed Annual Rates of
		% of Total			Stock Price Appreciation
	Number of	Options Granted to	Exercise or		for Option Term(1)
	Securities Underlying	Employees in	Base Price	Expiration
Name	Options Granted(#)	Fiscal Year	($/sh)	Date	0%($)	5%($)	10%($)

Ted Drysdale	1,356,000(2)	10.4	$0.31	08/03/11	$339,000	$816,557	$1,549,224
	1,968,217(3)	15.1	0.65	10/16/11	—	804,571	2,038,940
David Zechnich	350,000(4)	2.7	0.38	04/04/11	—	82,542	209,179
	626,000(3)	4.8	0.55	08/08/11	—	216,592	548,726
David Perry	1,754,000(3)	13.5	0.65	10/16/11	—	717,003	1,817,026
James G. Stewart	—	—	—	—	—	—	—
Robin A. Abrams	—	—	—	—	—	—	—

(1)	The 0%, 5% and 10% assumed annual rates of compounded stock price appreciation are from the date of grant and are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or Director or any other holder of the Company’s securities that the actual stock price appreciation over the 10 year option term will be at the assumed 0%, 5% and 10% levels or at any other defined level. Unless the market price of our common stock appreciates over the option term, no value will be realized from the option grants made to the executive officers, except for the dollars noted in the 0% column.

(2)	The options vest 100% on August 3, 2002.

(3)	The options vest 50% over four years in accordance with Company goals and performance. For the remaining 50%, 6/48 will vest 6 months from exercisable date and 1/48 monthly thereafter.

(4)	The options vest 6/48 after 6 months and 1/48 monthly thereafter.

Employment Agreements, Change of Control Agreements and Similar Compensation Contracts

      The Company has entered into change of control agreements with each of is executive officers and its other key employees pursuant to which the shares held by these officers and employees shall become fully vested if (a) the Company is merged into another entity or sold and (b) the employee is terminated by the surviving entity without cause within 12 months of the closing of the transaction.

      The Company entered into agreements with each of James Stewart, its former Chief Financial Officer, and Robin Abrams, its former Chief Operating Officer, in November 2000 pursuant to which the Company agreed to pay such officers severance payments of $275,000 and $315,000, respectively, payable on or before April 30, 2001, in exchange for such officers agreeing to continue to serve the Company in their respective capacities through March 31, 2001. Additionally, pursuant to the agreements, each of these officers was eligible to receive an additional performance-based bonus of up to $225,000, at the Board’s discretion, for services provided to the Company during this time frame. Each executive received $200,000 of the discretionary bonus in April 2001.

      Effective March 29, 2001, the Company entered into an employment offer letter with David Zechnich, its former Chief Financial Officer, pursuant to which the Company offered to provide a loan of up to $400,000 to be issued to Mr. Zechnich exclusively for the purchase of the Company’s common stock on the open market during Mr. Zechnich’s employment with the Company. Mr. Zechnich never made any borrowings under this loan. In addition, the offer letter provided severance terms for Mr. Zechnich in the event his employment was terminated for other than cause, consisting of six months of base salary and six months of accelerated vesting for Mr. Zechnich’s Company issued stock options. On January 24, 2002, the Company entered into a subsequent agreement with Mr. Zechnich pursuant to which the Company agreed to pay Mr. Zechnich additional severance amounts for Mr. Zechnich agreeing to continue service to the Company in his current capacity through February 28, 2002. These additional severance amounts included reimbursement for COBRA payments through August 31, 2002 and eligibility to receive a performance-based bonus of up to $45,125 for achievement of specific objectives during his service to the Company. In addition, contingent upon the closing of a Corporate Transaction, as defined in the agreement, within four years of February 28, 2002, Mr. Zechnich is eligible to receive an incentive amount equal to the value of 350,000 shares of the Company’s common stock (adjusted for stock dividends, stock splits, etc.) in cash or stock, less shares resulting from exercise of Mr. Zechnich’s vested stock options of the Company.

      Effective August 8, 2001, the Company entered into an employment offer letter with Mr. Drysdale. The offer letter provides for the payment to Mr. Drysdale of $250,000 minimum base annual salary and up to a $200,000 bonus for the Company’s 2001 fiscal year, subject to approval by the Board of Directors. The offer letter also provided for the exchange of Mr. Drysdale’s stock and options in privately held NexPrise, Inc. for 1,356,000 options to purchase the Company’s common stock, which options would vest on August 8, 2002, or earlier if Mr. Drysdale’s employment with the Company is terminated without cause. In addition, Mr. Drysdale was granted an option to purchase 1,968,217 shares of the Company’s common stock, 50% of which vests monthly over four years and 50% of which vests on an accelerated basis subject to the Company’s achievement of certain performance objectives in fiscal year 2002. In November 2001, Mr. Drysdale was promoted to President, Chief Executive Officer and Chairman of the Board of Directors under the same compensation terms in effect at the time.

      On November 16, 2001, the Company entered into a new two year employment agreement with Mr. Perry, its former Chief Executive Officer and current Vice Chairman of the Board of Directors, providing for an annual base salary of $180,000 with an annual incentive bonus of up to $180,000 for the year ending December 31, 2002; and an annual base salary of up to $26,000 with no bonus for the year ending December 31, 2003. Additionally, pursuant to the employment agreement, Mr. Perry’s previously granted stock and stock options would vest in full on the earlier of (a) the termination of his employment with the Company without cause or (b) December 31, 2003. Also pursuant to the employment agreement, upon termination of employment prior to the expiration of the two year period, for reasons other than cause, Mr. Perry would receive severance in the amount of his base salary remaining in the two year period.

      On November 19, 2001, in connection with Mr. Perry’s employment agreement as described above, the Company entered into a Net Proceeds Income Agreement with DPP Ventures, a company owned by Mr. Perry. Pursuant to the Net Proceeds Income Agreement, DPP Ventures would receive payment of 10% of the net proceeds received by the Company for the liquidation of each of certain named investment assets, provided that (1) such liquidation occurs prior to the expiration of Mr. Perry’s employment agreement and (2) Mr. Perry is an employee of the Company at the time of liquidation, or (3) the Company terminates Mr. Perry’s employment for other than cause, prior to expiration of the employment agreement.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during the fiscal year ended December 31, 2001. There were no exercises of options by any of the Named Executive Officers.

	Number of
	Securities Underlying		Value of Unexercised
	Unexercised Options		In-the-Money Options
	at 12/31/01		at 12/31/01(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Ted Drysdale	—	3,324,217	$—	$108,480
David Zechnich	65,625	910,375	984	4,266
David Perry	197,917	2,056,083	—	—
Former Officers(2)
James G. Stewart	—	—	—	—
Robin A. Abrams	—	—	—	—

(1)	Calculated on the basis of the fair market value of the underlying securities as of December 31, 2001 of $0.39 per share, as reported as the closing price on the Nasdaq National Market, minus the aggregate exercise price.

(2)	Mr. Stewart’s and Ms. Abrams’ options were cancelled in connection with the termination of their employment.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee currently consists of three members and the Board of Directors currently consists of six members. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Certain Relationships and Related Transactions

Agreements With Executive Officers and Directors

      We have entered into change of control agreements with each of our executive officers and our other key employees pursuant to which the shares or options held by these employees shall become fully vested if (a) we are merged into another entity or sold and (b) the employee is terminated by the surviving entity without cause within twelve months of the closing of the transaction.

      On November 19, 2001, in connection with Mr. Perry’s employment agreement as described above, the Company entered into a Net Proceeds Income Agreement with DPP Ventures, a company owned by Mr. Perry. Pursuant to the Net Proceeds Income Agreement, DPP Ventures would receive payment of 10% of the net proceeds received by the Company for the liquidation of each of certain named investment assets, provided that (1) such liquidation occurs prior to the expiration of Mr. Perry’s employment agreement and (2) Mr. Perry is an employee of the Company at the time of liquidation, or (3) the Company terminates Mr. Perry’s employment for other than cause, prior to expiration of the employment agreement.

      The Company has entered into indemnification agreements with certain of its directors and executive officers pursuant to which it has agreed to the extent permitted by law, to indemnify any officer or director against all costs associated with the defense of any action brought against him or her in his/her capacity as an officer or director of the Company.

      For additional information, see “Employment Arrangements, Change of Control Agreements and Similar compensation Contracts” in this proxy statement.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors is comprised of non-employee directors. The members of the Compensation Committee during fiscal year 2001 were Jonathan Callaghan, Brook Byers and Charles Burke, until February 2001, when Mr. Burke resigned. Mr. Callaghan and Mr. Byers resigned in October 2001 and November 2001, respectively, and were replaced by John Glancy and Thomas Jones in November 2001 and Gary Lenz, who was appointed to the Board of Directors and Compensation Committee in January 2002. The Committee reviews and approves the salary, bonus and other benefits payable to our Chief Executive Officer, and the Company’s other executive officers. It also administers the Company’s employee stock option and employee stock purchase plans.

Compensation Philosophy

      The Company’s compensation policy is designed to attract and retain qualified key executives critical to the Company’s growth and long-term success. The Compensation Committee believes that compensation of the Company’s executive officers should promote the following objectives:

1. To attract, motivate, and retain a highly qualified executive management team on a long-term basis.

2. To encourage the creation of stockholder value and achievement of strategic corporate objectives by providing executives with long-term incentives through equity ownership.

3. To integrate compensation practices with the Company’s annual and long-term corporate objectives and strategies focusing executive behavior on the fulfillment of those objectives.

4. To maintain a market competitive position when compared to the practices of similar technology companies taking into account relative company size, performance and geographic factors.

5. To provide fair and equitable compensation that is consistent with internal compensation programs and external compensation practices.

Compensation Components

      The Company’s existing compensation structure for executive officers generally includes a combination of base salary, cash bonus and stock options. Compensation may include cash bonuses and/or stock option bonuses for performance. The summary below describes in more detail the factors that the Compensation Committee considers in establishing each of the primary components of the compensation package provided to the executive officers.

Base Salary

      The level of base salary is established primarily on the basis of the individual’s qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies which compete for executive talent, and the incentives necessary to attract and retain qualified management. Salary levels are largely determined through comparisons with companies of similar headcount and market capitalization or complexity in the information technology and business to business e-commerce industries. The Committee believes that the comparison companies are the best group for comparing the Company’s compensation levels because the Company competes with this group of companies for employees.

      Executive salaries at NexPrise are based on individual performance contributions within a competitive salary range developed for each position through job evaluation or responsibilities and market comparisons. The Human Resources Department reviews NexPrise’s competitive position in the marketplace and recommends adjustments to the Compensation Committee as needed.

      Base salary is reviewed each year and may be adjusted to take into account the executive officer’s performance and to maintain a competitive salary structure. The Compensation Committee conducts reviews of executive compensation practices on an annual basis and may change each executive officer’s salary based on the individual’s contributions and responsibilities over the prior twelve months and any change in median comparable company pay levels. The Compensation Committee believes that, on the basis of its knowledge of executive compensation in the industry, that the Company’s salary levels for the executive officers are at a level that is considered reasonable and necessary given the Company’s financial resources and the stage of the Company’s development.

Cash-Based Incentive Compensation

      Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals or the Company’s success in achieving specific company-wide goals, such as revenue growth, levels of gross margin and operating expense. In connection with determining annual bonuses the Committee established a bonus target for each executive officer. The Committee will consider various factors to determine levels of bonus payouts and targets that are linked to the Company’s strategic objectives. The target bonus for an executive is intended to relate to his or her impact on corporate results, financially and otherwise. The percentage of the target bonus received will be determined by the performance objectives that are actually achieved.

Stock-Based Incentive Compensation

      Stock option grants have been awarded to certain executive officers, portions of which vest on an accelerated basis, contingent on the achievement of designated Company performance milestones in fiscal year 2002. The performance milestones relate to factors including revenue, operating expenses, and operating profitability. The acceleration of the performance based stock option grant component will be determined by the Company performance objectives that are actually achieved.

Long-Term Incentive Compensation

      Through its stock option plans, the Company seeks to provide executives and other key employees with incentives to maximize long-term stockholder value. Awards under this plan by the Compensation Committee take the form of stock options, or stock grants, designed to give the recipient a significant equity stake in the Company and thereby closely align his or her interests with those of the Company’s stockholders. Through NexPrise’s Stock Plan grants and the NexPrise Employee Stock Purchase Program, executives can participate in the ownership of the Company. Stock option grants also provide incentives for executives to stay with NexPrise and contribute to its success.

      Factors considered in making such awards include the individual’s position in the Company, his or her performance and responsibilities, and internal and external market comparability considerations. The Compensation Committee has established certain general guidelines in making option grants to the executive officers in an attempt to target a fixed number of unvested option shares based upon each individual’s position with the Company and his or her existing holdings of unvested options. However, the Board of Directors is not required to adhere strictly to these guidelines and may vary the size of the option grant made to each executive officer as it determines the circumstances warrant.

      Each option grant allows the executive officer to acquire shares of Common Stock at a fixed option price (the fair market value of the stock on the day the grant is approved by the Compensation Committee) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four-year period; contingent upon the executive officer’s continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company’s service and then only if the market price of the Common Stock appreciates over the option term.

Compensation of the Chief Executive Officer

      David Perry served as the Company’s President and Chief Executive Officer from September 1997 through November 2001. His base salary for fiscal year 2001 was $180,000 with an annual performance-based bonus of up to $180,000. The Company believes that although the base salary component of Mr. Perry’s compensation was lower than that of other executive officers with the Company, because his primary compensation incentive was through restricted stock and stock options consistent with the Company’s long-term incentive compensation philosophy, his total compensation package was comparable to that of other executives at similarly situated companies.

      Ted Drysdale has served as the Company’s President and Chief Executive Officer since November 2001. His base salary for fiscal year 2001 was $250,000 with an annual performance-based bonus of up to $200,000. The Company believes that Mr. Drysdale’s compensation was comparable to that of other executives at similarly situated companies. The factors discussed above in “base salaries,” “cash-based incentive compensation,” “stock option-based incentive compensation,” and “long-term incentive compensation” will be applied in adjusting the amount of Mr. Drysdale’s salary and other incentives. The Company’s objectives set in fiscal year 2001 included the development and execution of business plans consistent with the growth plans for the Company. Through short-term and long-term incentives in amounts tied to overall business objectives, Mr. Drysdale will be thereby rewarded provided if there are increases to stockholder value.

Section 162(m) of the Internal Revenue Code

      The Company has considered the provisions of Section 162(m) of the Internal Revenue Code and related Treasury Department regulations which restrict deductibility of executive compensation paid to the Company’s Chief Executive Officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under the Company’s stock option plan would generally qualify for an exemption from these restrictions so long as the options are granted by a committee whose members are non-employee directors. The Company expects that the compensation committee will generally be comprised of non-employee directors, and that to the extent such Committee is not so constituted for any period of time, the options granted during such period will not be likely to result in compensation exceeding $1,000,000 in any year.

Compensation Committee:

John Glancy
Thomas Jones
Gary Lenz

REPORT OF THE AUDIT COMMITTEE

      The following is the report of the Audit Committee of the Company with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2001.

      The Audit Committee acts pursuant to a written charter that was originally adopted by the Board of Directors in July 2000, and which was subsequently reviewed and revised in February 2002. A copy of the Audit Committee Charter is attached to this proxy statement as Appendix I. The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2001 with management and it has discussed with Ernst & Young LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) relating to the conduct of the audit. The Audit Committee has also received written disclosures and a letter from Ernst & Young LLP regarding its independence from the Company as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young LLP the independence of that firm.

      Each of the members of the Audit Committee qualifies as an “independent” director under the current listing standards of the National Association of Securities Dealers.

      Based upon the above referenced materials and discussions, the Audit Committee has recommended to the Board of Directors of the Company that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

Audit Committee

John Glancy
Thomas Jones
Gary Lenz

STOCK PERFORMANCE GRAPH

      The following graph compares the monthly change in the Company’s cumulative total stockholder return on its Common Stock over a period commencing July 27, 1999 (the date on which the Company’s stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended) and ending December 31, 2001, to the cumulative return over such period of (i) The Nasdaq National U.S. & Foreign Total Return Index and (ii) Bloomberg BUSNB2B Index. The graph assumes that $100 was invested on July 27, 1999 in the Common Stock of the Company and in each of the comparative indices. The graph further assumes that such amount was initially invested in the Common Stock of the Company at a per share price of $15.00, the initial public offering price of NexPrise’s Common Stock and reinvestment of any Dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

      Monthly Data Series, Scaled Prices: stock and index prices are scaled to 100 at July 99.

	7/27/99	12/31/99	12/29/00	12/31/01

NexPrise	100.00	370.00	3.33	1.30
Nasdaq U.S. & Foreign Total Return	100.00	154.51	93.28	73.50
Bloomberg (BUSNB2)	100.00	578.65	248.27	50.06

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR THE

NEXT ANNUAL MEETING

      The Company has an advance notice provision under its bylaws for stockholder business to be presented at meetings of stockholders. Such provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, such notice must be received at the Company’s principal executive offices not less than 60 nor more than 90 days in advance of the first anniversary of the date the preceding year’s annual meeting; provided, however that in the event that the date of the meeting is changed by more than 30 days from such anniversary date, then notice must be received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

      Proposals of stockholders intended to be included in the Company’s next proxy statement, including nominations for Directors, for the next annual meeting of stockholders must be received by the Company Secretary, at our executive offices, 701 Palomar Airport Road, Suite 110, Carlsbad, California 92009 no later than Monday, November 13, 2002.

      If you intend to present a proposal at our 2003 annual meeting of stockholders, but do not intend to have it included in our next proxy statement, you must deliver a copy of your proposal to our Secretary at our principal executive offices listed above no later than Monday, February 17, 2003. If we do not receive your proposal within this timeframe, our management will use its discretionary authority to vote the shares it represents by proxy as our Board of Directors may recommend.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and changes in ownership of the Company’s Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

      To the Company’s knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that all the filing requirements applicable to the Reporting Persons were complied with, except that the Company believes that Ted Drysdale filed his Form 3 reporting his initial ownership of Company securities late, that David Perry has not yet filed his form 5 reporting receipt of stock options in 2001, and that Directors John Glancy and Tom Jones did not file Form 3s reporting their respective initial ownership of Company securities. However, Directors John Glancy and Tom Jones each filed Form 5s with respect to such Form 3 filings.

VOTING VIA THE INTERNET OR BY TELEPHONE

If you hold your shares directly registered in your name with EquiServe: To vote by phone 1-877-PRX-VOTE, (1-877-779-8683) To vote via the Internet: http://www.eproxyvote.com/nxps	If you hold your shares in an account with a broker or a bank that participates in the ADP Investor Communication program:

To vote by phone: your voting form from your broker or bank will show the telephone number to call.
To vote via the Internet
http://www.eproxyvote.com/nxps

      For Shares Directly Registered in the Name of the Stockholder. Stockholders with shares registered directly in their name with EquiServe may vote those shares telephonically by calling EquiServe at 1-877-PRX-VOTE, (1-877-779-8683) or via the Internet at http://www.eproxyvote.com/nxps.

      For Shares Registered in the Name of a Broker or a Bank. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different from the program provide by EquiServe for shares registered directly in the name of the stockholder. If your shares are held in an account with a broker or a bank participating in the ADP Investor Communication Services program, you may vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ voting http://www.eproxyvote.com/nxps.

      General Information for All Shares Voted Via the Internet or By Telephone. Votes submitted via the Internet or by telephone must be received by 11:59 p.m. Eastern Time on April 17, 2002. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the annual meeting.

      The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Counsel has advised the Company that the Internet voting procedures that have been made available through EquiServe are consistent with the requirements of applicable law. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

OTHER MATTERS

      The Board of Directors knows of no other business that will be presented at the annual meeting. If any other business is properly brought before the annual meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

      It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By order of the Board of Directors,

Ted Drysdale
President and Chief Executive Officer

APPENDIX I

NEXPRISE, INC.

CHARTER OF THE AUDIT COMMITTEE

I.     PURPOSE

      The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

      Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

      Monitor the independence and performance of the Company’s independent auditors.

      Provide an avenue of communication among the independent auditors, management and the Board of Directors.

      The independent auditors should promptly consult with the Chairman of the Committee if, at any time, any material concern or matter arises which has not been promptly or appropriately addressed by the management of the Company or which involves any illegal act or conflict of interest or self-dealing on the part of the Company’s senior management.

      The Audit Committee has the authority to investigate any matter brought to its attention within the scope of its duties, and has direct access to the independent auditors as well as any corporate document or employee. The Audit Committee has the power to retain, at the Company’s expense, outside accountants, consultants and counsel for this purpose if, in its judgment, that is appropriate.

II.     COMPOSITION AND MEETINGS

      Audit Committee members shall meet the requirements of the Nasdaq Stock Market. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be an independent nonexecutive director, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have finance, accounting or related financial management expertise as required by the Nasdaq Stock Market.

      Audit Committee members shall be appointed by the Board on the recommendation of the Nominating Committee. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote.

      The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee should communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the auditors’ limited review procedures.

III.     RESPONSIBILITIES AND DUTIES

Review Procedures

1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2. Review the Company’s annual audited financial statements prior to filing or distribution. This review will include a discussion with management and the independent auditors of significant issues regarding accounting principles, practices and judgments.

3. In consultation with the management and the independent auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management’s responses and the status of management’s response to previous recommendations.

4. Review with financial management and the independent auditors the Company’s quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61.

Independent Auditors

5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee will review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6. Approve the fees and other significant compensation to be paid to the independent auditors.

7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence. In addition, the Committee will review and approve requests for significant management consulting engagements to be performed by the independent auditors’ firm or its affiliates and be advised of any other significant study undertaken at the request of management that is beyond the scope of the audit engagement letter.

8. Review the independent auditors’ audit plan, discuss scope, staffing, locations, reliance upon management and general audit approach.

9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with Statement of Auditing Standards No. 61. Consider and take appropriate action with respect to any communication from the independent auditors pursuant to Section 10A of the Securities Act of 1934.

10. Consider and discuss with management the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles and underlying estimates used to prepare the Company’s financial statements, the clarity of the Company’s financial disclosure and whether the Company’s accounting principles are common practices or minority practices.

Legal Compliance

11. On at least an annual basis, meet with the Company’s General Counsel to discuss any legal matters that could have a significant impact on the financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

12. Annually prepare a report to shareholders as required by the SEC, to be included in the Company’s annual proxy statement.

13. Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

14. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

15. Periodically perform a self-assessment of Audit Committee performance.

16. Review financial and accounting personnel succession planning within the Company.

17. Annually review policies and procedures as well as audit results associated with directors’ and officers’ expense accounts and perquisites. Annually review a summary of directors’ and officers’ related party transactions and potential conflicts of interests.

IV.     LIMIT OF AUDIT COMMITTEE RESPONSIBILITY

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it does not have the resources or expertise to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of the Company’s management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations. Members of the Audit Committee shall not be deemed to have accepted a duty of care that is greater than the duty of the Directors generally.

APPENDIX II

FORM OF CERTIFICATE OF AMENDMENT

OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

      NexPrise, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

      1.     The undersigned hereby certifies that this amendment to the Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware:

RESOLVED: That the Amended and Restated Certificate of Incorporation of the Corporation shall be amended, effective as of 8:30 a.m. Eastern Daylight Time on [ , 2002,][1] to effect a [1-for-2, 1-for-3, 1-for-4, 1-for-5, 1-for-6, 1-for-7, 1-for-8, 1-for-9, 1-for-10, 1-for-11, 1-for-12, 1-for-13, 1-for-14, 1-for-15, 1-for-16, 1-for-17, 1-for-18, 1-for-19 or 1-for-20][2] reverse stock split;

RESOLVED FURTHER: That to effect such reverse stock split, paragraph (A) of Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation shall be amended to read as follows:

“(A) The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is one hundred seventy-seven million five hundred thousand (177,500,000), each with a par value of $0.0002 per share. One hundred seventy-five million (175,000,000) shares shall be Common Stock and two million five hundred thousand (2,500,000) shall be Preferred Stock. Upon the filing of this Certificate of Amendment of the Amended and Restated Certificate of Incorporation, each [two, three, four, five, six, seven, eight, nine, ten, eleven, twelve, thirteen, fourteen, fifteen, sixteen, seventeen, eighteen, nineteen or twenty][2] issued and outstanding shares of the Corporation’s Common Stock shall be converted into one share of Common Stock.”

      2.     The foregoing amendment has been approved by the stockholders of the Corporation at a duly held meeting of stockholders.

      3.     Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

The following footnotes will not be part of the Certificate of Amendment as filed, but exist for explanatory purposes only:

[1]	By approving the proposed amendment, NexPrise stockholders will be authorizing the board to implement the reverse split at any time on or before December 31, 2002 or to abandon the reverse split at any time. If the amendment has not been filed with the Delaware Secretary of State by the close of business on foregoing date, the NexPrise board will either re-solicit NexPrise stockholder approval or abandon the reverse split.

[2]	NexPrise’s board of directors has proposed amending Article IV(A) of NexPrise’s certificate of incorporation to effect a reverse stock split in which the outstanding shares of common stock, referred to as “old common stock,” will be combined and reconstituted as a smaller number of shares of common stock, referred to as “new common stock,” by a ratio of 1-for-2, 1-for-3, 1-for-4, 1-for-5, 1-for-6, 1-for-7, 1-for-8, 1-for-9, 1-for-10, 1-for-11, 1-for-12, 1-for-13, 1-for-14, 1-for-15, 1-for-16, 1-for-17, 1-for-18, 1-for-19 or 1-for-20 (as if each ratio is being submitted as a separate proposal), with one of such ratios being the final ratio to be determined by NexPrise, which shall have the right to abandon all other ratios or the amendment in its entirety itself. The exact ratio will be determined by NexPrise based on prevailing market conditions at the time the reverse stock split is effected. NexPrise stockholders are being asked to approve a separate amendment to the certificate of incorporation corresponding to each of the possible reverse split ratios between two and twenty with the board having the authority to give its final approval to only one of such amendments.

II-1

      IN WITNESS WHEREOF, NexPrise, Inc. has caused this certificate to be signed by its President and Chief Executive Officer this      day of                     , 2002.

NEXPRISE, INC.

By:
Name: Ted Drysdale
Title: President and Chief Executive Officer

II-2

[1904 — NEXPRISE, INC.] [FILE NAME: ZNEP12.ELX] [VERSION — (2)] [02/26/02]
[ORIG. 02/22/02]

DETACH HERE	ZNEP12

PROXY

NEXPRISE, INC.

701 PALOMAR AIRPORT ROAD, SUITE 110
CARLSBAD, CA 92009

     The undersigned hereby nominate(s), constitute(s) and appoint(s) Ted Drysdale and Jerome Natoli, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Stockholders (the “Annual Meeting”) of NexPrise, Inc. (the “Company”) to be held at Hyatt Rickey’s Hotel, located at 4219 El Camino Real, Palo Alto, California 94306 on April 18, 2002 at 10:00 a.m. Pacific Time, or at any adjournments or postponements thereof, and vote as specified herein the number of shares that the undersigned, if personally present, would be entitled to vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE DIRECTORS LISTED ON THE REVERSE SIDE AND “FOR” EACH OF THE LISTED PROPOSALS. THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS LISTED ON THE REVERSE SIDE AND “FOR” THE OTHER PROPOSALS. IF ANY MATTERS NOT SPECIFIED IN THE NOTICE OF MEETING ARE PRESENTED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT AND IN THE DISCRETION OF THE NAMED PROXY HOLDERS. THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT IN WRITING REVOKING THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE. THIS PROXY MAY ALSO BE REVOKED BY ATTENDING THE MEETING AND VOTING IN PERSON.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

VOTE BY TELEPHONE

It’s fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting.

1-877-PRX-VOTE (1-877-779-8683).

FOLLOW THESE FOUR EASY STEPS:

1.	READ THE ACCOMPANYING PROXY STATEMENT AND PROXY CARD.

2.	CALL THE TOLL-FREE NUMBER 1-877-PRX-VOTE (1-877-779-8683).

3.	ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.

4.	FOLLOW THE RECORDED INSTRUCTIONS.

YOUR VOTE IS IMPORTANT! CALL 1-877-PRX-VOTE ANYTIME!

VOTE BY MAIL

Mark, sign and date your proxy and return it in the postage-paid envelope we have provided.

VOTE BY INTERNET

It’s fast, convenient, and your vote is immediately confirmed and posted. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date.

FOLLOW THESE FOUR EASY STEPS:

1.	READ THE ACCOMPANYING PROXY STATEMENT AND PROXY CARD.

2.	GO TO THE WEBSITE HTTP://WWW.EPROXYVOTE.COM/NXPS

3.	ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.

4.	FOLLOW THE INSTRUCTIONS PROVIDED.

YOUR VOTE IS IMPORTANT! Go to HTTP://WWW.EPROXYVOTE.COM/NXPS anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

[1904 — NEXPRISE, INC.] [FILE NAME: ZNEP11.ELX] [VERSION — (3)] [02/27/02]
[orig. 02/22/02]

DETACH HERE	ZNEP11

[X]	PLEASE MARK VOTES AS IN THIS EXAMPLE.

1.	Election of Directors.

NOMINEES:	(01) Ted Drysdale, (02) David P. Perry, (03) Thomas Insley, (04) John Glancy and (05) Gary Lenz

FOR ALL NOMINEES	[ ]	WITHHELD FROM ALL NOMINEES	[ ]

[ ]

For all nominees except as noted above

		FOR	AGAINST	ABSTAIN
2.	Amendment to the Certificate of Incorporation to effect a reverse split of the Company’s outstanding Common Stock by a ratio of either 1-for-2, 1-for-3, 1-for-4, 1-for-5, 1-for-6, 1-for-7, 1-for-8, 1-for-9, 1-for-10, 1-for-11, 1-for-12, 1-for-13, 1-for-14, 1-for-15, 1-for-16, 1-for-17, 1-for-18, 1-for-19, or 1-for-20.	[ ]	[ ]	[ ]

		FOR	AGAINST	ABSTAIN
3.	To approve and ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2002.	[ ]	[ ]	[ ]

MARK HERE IF YOU PLAN TO ATTEND THE MEETING [   ]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [   ]

PLEASE SIGN HERE. If shares of stock are held jointly, both or all of such persons should sign. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary should indicate their full titles in such capacity.

Signature:	Date:	Signature:	Date: